Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Completion of Acquisition of First Associations Bank

Irvine, California, March 18, 2013 -- Pacific Premier Bancorp, Inc. (NASDAQ: PPBI) (“Pacific Premier” or the “Company”) today announced that, on Friday March 15, 2013, it completed the acquisition of First Associations Bank (“FAB”), a Dallas, Texas-based state charted bank exclusively focused on serving homeowners associations ("HOAs") and HOA management companies nationwide. The acquisition of FAB is expected to add approximately $375.7 million in assets and approximately $319.8 million in deposits.

Effective immediately, FAB will operate as a division of Pacific Premier Bank. John Carona, FAB’s largest shareholder and director, has been added as a director on the Boards of Directors of the Company and Pacific Premier Bank.

Under the terms of the definitive agreement, FAB shareholders, in exchange for their shares of FAB common stock, will be entitled to receive an aggregate of $37.2 million in cash and 1,279,217 shares of Pacific Premier common stock. The value of the total deal consideration was approximately $56.7 million, which includes $16.0 million of stock consideration (based on the closing stock price of Pacific Premier common stock on March 15, 2013), $37.2 million of cash consideration and $3.5 million of cash consideration to the holders of FAB stock options and warrants.

“We are very pleased to complete our acquisition of FAB and welcome its national roster of HOA-related clients to Pacific Premier,” said Steven R. Gardner, President and Chief Executive Officer of Pacific Premier Bancorp.  “We have been actively preparing for the integration of FAB into our operations over the past several months, including solidifying relationships with its largest customers, identifying additional banking talent that can further build our HOA-related business, and repositioning our balance sheet to take advantage of the liquidity and low-cost deposit base provided by FAB.  As a result of the upfront planning we have done, we believe we are well positioned to quickly realize the synergies projected from this transaction and also continue growing our share of the national market for HOA banking services in the coming years.”

On a pro forma combined basis with the FAB acquisition and the proposed acquisition of San Diego Trust Bank, Pacific Premier is expected to have total assets of $1.7 billion.

Advisors
Pacific Premier was advised in this transaction by D.A. Davidson & Co., as financial advisor and Patton Boggs LLP, as legal counsel. FAB was advised by SAMCO Capital Markets, as financial advisor and Haynie Rake & Repass, P.C., as legal counsel.

About Pacific Premier Bancorp, Inc.
Pacific Premier owns all of the capital stock of Pacific Premier Bank.  Pacific Premier Bank provides business and consumer banking products to its customers through our ten full-service depository branches in Southern California located in the cities of Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino and Seal Beach and one branch office in Dallas, Texas. For additional information about the Company, visit the Company’s website at www.ppbi.com.

Contact:
Pacific Premier Bancorp, Inc.

Steven R. Gardner
President and Chief Executive Officer
949-864-8000

Kent J. Smith
Executive Vice President and Chief Financial Officer
949-864-8000

Forward Looking Statements

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company.  Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company.  There can be no assurance that future developments affecting the Company will be the same as those anticipated by management.  The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements.  These risks and uncertainties include, but are not limited to, the following:  the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from such acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairments of securities held by the Company; the impact of current governmental efforts to restructure the U.S. financial regulatory system; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of the Company’s borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

 Notice to San Diego Trust Bank Shareholders
This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed acquisition transaction, a registration statement on Form S-4 will be filed with the U.S. Securities and Exchange Commission (“SEC”) by Pacific Premier. The registration statement will contain a proxy statement/prospectus to be distributed to the shareholders of San Diego Trust Bank in connection with their vote on the acquisition. SHAREHOLDERS OF SAN DIEGO TRUST BANK ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. The final proxy statement/prospectus will be mailed to shareholders of San Diego Trust Bank. Investors and security holders will be able to obtain the documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Pacific Premier will be available free of charge by (1) accessing Pacific Premier’s website at www.ppbi.com under the “Investor Relations” link and then under the heading “SEC Filings,” (2) writing Pacific Premier at 17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614, Attention: Investor Relations or (3) writing San Diego Trust Bank at 2550 Fifth Avenue, Suite 1010, San Diego, CA 92103, Attention: Corporate Secretary.

The directors, executive officers and certain other members of management and employees of Pacific Premier may be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of San Diego Trust Bank. Information about the directors and executive officers of Pacific Premier is included in the annual report on Form 10-K, which was filed with the SEC on March 14, 2013. The directors, executive officers and certain other members of management and employees of San Diego Trust Bank may also be deemed to be participants in the solicitation of proxies in favor of the acquisition from the shareholders of San Diego Trust Bank. Information about the directors and executive officers of San Diego Trust Bank will be included in the proxy statement/prospectus for the acquisition. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the proxy statement/prospectus regarding the proposed acquisition when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.